                                                                     EXHIBIT 2.1

                                PLAN OF MERGER

(a) CONSTITUENT
    CORPORATIONS:   Redden Dynamics, Inc.
                    (A Delaware Corporation)

                    Communications Systems International, Inc.
                    (A Colorado Corporation)

                    Redden Dynamics, Inc. has only one class of stock outstanding, that being common stock. Redden Dynamics, Inc. has 11,050,382 shares of common stock outstanding, with each share entitled to one vote.

                    Communications Systems International, Inc. has only one class of stock outstanding, that being common stock. Communications Systems International, Inc. has 490,104 shares of common stock issued and outstanding, with each share entitled to one vote.

(b) SURVIVING
    CORPORATION:    Communications Systems International, Inc.
                    (A Colorado Corporation)

(c) Effective as of the date of the merger, (i) all shares of Redden Dynamics, Inc. shall be cancelled, (ii) all assets of Redden Dynamics, Inc. shall become assets of Communications Systems International, Inc., (iii) all liabilities of Redden Dynamics, Inc. shall be assumed by Communications Systems International, Inc., (iv) each shareholder of Redden Dynamics, Inc. shall receive one share of Communications Systems International, Inc. for each 13.5 shares of Redden Dynamics, Inc. held by such shareholder, and (v) Redden Dynamics, Inc. shall cease to exist.
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                              ARTICLES OF MERGER

(1) CONSTITUENT CORPORATIONS:  Redden Dynamics, Inc.
                               (A Delaware Corporation)

                               Communications Systems International, Inc.
                               (A Colorado Corporation)

(2) PLAN OF MERGER: Effective as of the date of the merger, (i) all shares of
                    Redden Dynamics, Inc. shall be cancelled, (ii) all assets of Redden Dynamics, Inc. shall become assets of Communications Systems International, Inc., (iii) all liabilities of Redden Dynamics, Inc. shall be assumed by Communications Systems International, Inc., (iv) each shareholder of Redden Dynamics, Inc. shall receive one share of Communications Systems International, Inc. for each 13.5 shares of Redden Dynamics, Inc. held by such shareholder, and (v) Redden Dynamics, Inc. shall cease to exist.

(3) The effective date of the merger is September 14, 1995. The number of votes cast for the Plan of Merger by each voting group entitled to vote separately on the merger was sufficient for approval by that voting group.

(4) An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with
    Section 252(c) of the Delaware Corporation Law.

(5) SURVIVING CORPORATION:  Communications Systems International, Inc.
                            (A Colorado Corporation)

(6) The Certification of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

(7) The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation. The address of the Surviving Corporation is:

                  Communications Systems International, Inc.
                       8 South Nevada Avenue, Suite 101
                          Colorado Springs, CO 80903

(8) A copy of the Agreement of Merger wi11 be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.
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(9) AUTHORIZED CAPITAL STOCK OF    Redden Dynamics, Inc. (A Delaware corpora-
    EACH CONSTITUENT CORPORATION   tion had, prior to the merger, an authorized
    TO THE MERGER WHICH IS NOT A   capital of 20,000,000 shares of Common Stock,
    COLORADO CORPORATION:          $0.001 par value.


DATED: September 14, 1995          REDDEN DYNAMICS, INC.
                                   (A Delaware Corporation)

                                   By /s/ ROBERT SPADE
                                      ____________________________
                                      Robert Spade, President

                                   By /s/ ANTHONY THOMASON
                                      ____________________________
                                      Anthony Thomason, Secretary

                                   COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.
                                   (A Colorado Corporation)

                                   By /s/ ROBERT SPADE
                                      ____________________________
                                      Robert Spade, President

                                   By /s/ ANTHONY THOMASON
                                      ____________________________
                                      Anthony Thomason, Secretary

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MERGER___________________________CONSOLIDATION_________________________________
CANCELLATION OF LIMITED PARTNERSHIP DUE TO MERGER______________________________ DOMESTIC_____________ FOREIGN___________ PROFIT__________ NONPROFIT_________
_______________________________________________________________________________

_______________________________________________________________________________
_______________________________________________________________________________


         MERGER #951138197

         REDDEN DYNAMICS, INC.
         (DELAWARE CORP NQ)

          INTO


         COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.
         (COLORADO CORP DP 931044294) THE SURVIVOR